UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2010

Roberts Realty Investors, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-13183	58-2122873
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302 Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 394-6000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
Proposals Submitted to Shareholders at 2010 Annual Meeting
Roberts Realty Investors, Inc. held its annual meeting of shareholders on August 26, 2010. We asked our shareholders to vote on the following two proposals:
•	to elect one director to serve a three-year term; and

•	to ratify the appointment of Reznick Group, P.C. as our independent registered public accounting firm for 2010.
We solicited proxies for the meeting pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to management’s solicitations.
Election of Director
One of our current directors, Mr. John L. Davis, was nominated for reelection at the meeting. Mr. Davis was elected with the following votes to serve until the 2013 annual meeting of shareholders or until his successor has been duly elected and qualified. There were no abstentions or broker non-votes.

	Votes For	Votes Withheld
John L. Davis	5,319,475	15,656
Ratification of Appointment of Independent Registered Public Accounting Firm
The appointment of Reznick Group, P.C. as our independent registered public accounting firm for 2010 was approved with the following votes:

Votes For	Votes Against	Abstained
8,709,243	48,542	8,045
There were no broker non-votes.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.
Dated: August 30, 2010	By:	/s/ Charles S. Roberts
Charles S. Roberts
Chief Executive Officer